Exhibit 5.1

April 30, 2024	10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
Tel: +1.424.653.5500 Fax: +1.424.653.5501
www.lw.com
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Houlihan Lokey, Inc.

5th Floor

10250 Constellation Boulevard

Los Angeles, California 90067

Re:	Registration Statement on Form S-3 (No. 333-273952); 100,960 shares of Class A Common Stock, par value $0.001 per share.

To the addressees set forth above:

We have acted as special counsel to Houlihan Lokey, Inc., a Delaware corporation (the “Company”), in connection with the offering of 100,960 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”) to be sold by certain selling stockholders as described in the Prospectus (as defined below), consisting of (i) 94,656 shares of Class A Common Stock (the “Class A Shares”) and (ii) 6,304 shares of Class A Common Stock issuable upon conversion (the “Conversion Shares”) of an equal number of shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”). The offering and sale of the Shares is covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), a base prospectus dated August 11, 2023 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”) and a prospectus supplement dated April 30, 2024 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

April 30, 2024

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) the Shares have been duly authorized by all necessary corporate action of the Company, (ii) upon the issuance and delivery of the Class A Shares in accordance with the Company’s Second Amended and Restated Certificate of Incorporation dated September 21, 2023, the Class A Shares will be validly issued, fully paid and nonassessable and, (iii) upon the conversion of the Class B Common Stock into Class A Common Stock in accordance with the Company’s Second Amended and Restated Certificate of Incorporation dated September 21, 2023, the Conversion Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated April 30, 2024 and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP